                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): August 12, 2004
                                                          (July 22, 2004)


                                  METATEC, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                          0-9220                 31-1647405
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)

Metatec, Inc., c/o Richard J. Lippott, Managing Officer
6353 Grassmere Drive, Westerville, Ohio                             43082
-------------------------------------------------------           ----------
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (614) 761-2000


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         As reported in previously filed Form 8-Ks:

         o On October 17, 2003, Metatec, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio in Columbus, Ohio (the "Bankruptcy Court"), Case No. 03-65902 (the "Bankruptcy Case"); and

         o On December 22, 2003, the Company completed the sale of substantially all of its assets in a sale process supervised by the Bankruptcy Court.

         On July 21, 2004, the Company filed a Second Amended Liquidating Plan of Reorganization (the "Plan"), along with a Second Amended Disclosure Statement (the "Disclosure Statement") related to the Plan. On July 22, 2004, the Bankruptcy Court entered an Order which, among other things, approved the Disclosure Statement, fixed the deadline for filing acceptances or rejections of the Plan, and set a confirmation hearing on the Plan for September 9, 2004.

         The Plan provides that all equity interests in the Company will be extinguished and all outstanding stock of the Company will be cancelled. Stockholders of the Company will not receive any cash or other value for cancellation of their stock.

         Promptly following the effective date of confirmation of the Plan, the Company will file a Certification and Notice of Termination on Form 15 with the Securities and Exchange Commission to terminate the registration of its securities.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           METATEC, INC.



Dated:  August 12, 2004                    By  /s/ Richard J. Lippott
                                               -----------------------------
                                               Richard J. Lippott
                                               Managing Officer
                                               (authorized signatory)